UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2011

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 558-7711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SunTrust Banks, Inc. (the "Registrant" or "SunTrust") announced today that Timothy E. Sullivan, a named executive officer and the Company’s Chief Information Officer, will retire in 2012. SunTrust and Mr. Sullivan also entered into an agreement regarding Mr. Sullivan’s compensation during the transition period prior to his retirement. Pursuant to the agreement, Mr. Sullivan will continue in his current role through March 31, 2012. Thereafter, his employment will continue on a part time basis through the end of 2012. Mr. Sullivan will continue to receive his current salary through March 31, 2012, after which time he will receive a prorated salary and bonus. The agreement terminates his existing change in control agreement, and includes a release of claims and customary noncompetition, nondisclosure, cooperation and similar covenants. The foregoing summary of the agreement is qualified in its entirety by reference to the agreement, which is filed as exhibit 10.1 to this Agreement and incorporated herein.

Item 8.01 Other Events.

On August 12, 2011, SunTrust issued a news release announcing the future retirement of Timothy E. Sullivan. A copy of the News Release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Transition Benefits, Nonsolicitation, Waiver and Release Agreement and Agreement to Arbitrate between Timothy E. Sullivan and SunTrust Banks, Inc. made as of August 8, 2011.

99.1 New release dated August 12, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunTrust Banks, Inc.

August 12, 2011	By:	/s/ David A. Wisniewski

Name: David A. Wisniewski
Title: Group Vice President and Associate General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Transition Benefits, Nonsolicitation, Waiver and Release Agreement and Agreement to Arbitrate between Timothy E. Sullivan and SunTrust Banks, Inc. made as of August 8, 2011.
99.1	New release dated August 12, 2011.